EXHIBIT 99.2

                                   iCAD, Inc.

                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of iCAD, Inc.'s (the "Company") Quarterly Report on Form 10-Q for the period ending September 30, 2002 with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Annette
L. Heroux, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: November 14, 2002                            /s/ Annette L. Heroux
      -----------------                            -----------------------
                                                   Annette L. Heroux
                                                   Chief Financial Officer